Client Information: National Automation Services (NASV.PK)

Advertising and Marketing via Diverse Channels:

Cost: 1,000,000 SHARES Piggy Back Right on S-1 Registration

QualityStocks Package will include continued coverage for 60 days:

Banner ads size-will rotate on QualityStocks site and others site in network

Daily Sponsorship in QualityStocks Daily Newsletter

QualityStocks will help write and release Press Releases

QualityStocks will setup to answer and direct IR Calls and emails for NASV

Press Release emailed to entire QualityStocks database-Over 700,000 Subscribers

The QualityStocks Investor Relations Suite is included

Client-Partner-Profile on QualityStocks

 Online Investment Interviews with press releases with QualityStocks Partners

Blogging, Investment Chat Rooms, Investment Boards will be included

The client will also be included dedicated client emails from time to time

SeriousTraders will put Company Profile on website and in emails

Investors Hub will put Company Profile on website and in advertising

Audio Interview with Press Release will be included with SmallCapVoice

1st payment is due upon start of this agreement and next payment is due on or before 90 days after first payment.

Payment Information:

By CERT

Send CERT to:

Greenberg Traurig, LLP.

ATTN-Brian Blaney 2375 East Camelback Road Suite 700 Phoenix, Arizona  85016

Date:

January 27, 2010

Client Signature:  /s/ Robert Chance

Please Fax Agreement to 480.374.1336